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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement") is effective as of October 1, 1995, by and between BROWNING-FERRIS INDUSTRIES, INC., a Delaware corporation (the "Company"), and WILLIAM D. RUCKELSHAUS (the "Employee").

The Company recognizes the important contributions that the Employee has made to the Company as an officer and key employee, as currently evidenced by an Employment Agreement, dated as of July 10, 1989 and amended as of September 1, 1993 and September 7, 1994 (the "1989 Agreement").

The Company wishes to take steps to assure that the Company will continue to have the Employee's services available to the Company, and the Company and the Employee desire to amend and restate the 1989 Agreement.

In consideration for the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree to amend and restate in its entirety the 1989 Agreement, and agree with each other as follows:

1. EMPLOYMENT. The Company shall employ the Employee as Chairman of the Board, and the Employee hereby accepts such continued employment with the Company, upon the terms and conditions hereinafter set forth.
          The Employee shall devote such time and effort to his employment hereunder as may be reasonably required for the effective performance of his duties for the Company, and shall not be engaged in any other activities if such activities would interfere with such performance.



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2.        TERM.

          A. Employment under this Agreement is at the will of the Company, and the employment relationship may be terminated by Employee or by the Company's Board of Directors at any time, with or without cause.

          B. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 5, 6 and 7 shall continue in full force and effect after any termination of this Agreement.

3.        COMPENSATION.

          A. The Company agrees to pay the Employee, during the term hereof at intervals consistent with the Company's normal payroll schedule, a "Base Salary" in the following amounts:


                           Period                                            Base Salary
                           ------                                            -----------
                    October 1, 1995 - September 30, 1996                       $750,000
                    October 1, 1996 - September 30, 1997                        375,000
                    October 1, 1997 - Termination of Agreement                  250,000

          B. After the payment of any award for fiscal 1995, the Employee shall not be entitled to participate in any incentive or supplemental compensation plan or arrangement instituted by the Company.

          C. The Employee shall be entitled to participate in the Company's stock option program. The number and timing of any stock option grants shall be determined in the sole discretion of the Compensation Committee of the Board of Directors. Solely for the purposes of any stock options outstanding at the time of the Employee's termination of employment, the Employee's status as an "affiliate" of the Company shall continue to the





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                    earlier of (i) one year after the date of the Employee's
                    death or (ii) the last date of expiration, cancellation or exercise, as the case may be, of any and all of such outstanding stock options. As partial consideration for such right, the Employee shall continue during such time to be available to consult with the Company and its employees at such times and at such places as may be reasonably convenient and acceptable to the former Employee and in such manner as may be consistent with the former Employee's educational background, experience and prior positions with the Company and with his regular duties and responsibilities in the course of his then new occupation or other employment, if any.

4.        SUPPLEMENTAL RETIREMENT BENEFIT.

          In addition to any benefits that the Employee may be entitled to under the Company's retirement plans (qualified and nonqualified), the Employee shall receive a monthly supplemental retirement benefit payment beginning on the earlier of (i) October 1, 1997, (ii) termination of employment or (iii) the Employee's death. The monthly supplemental retirement benefit payment shall be computed by converting (i) the net present value of the total amount that the Employee would have received assuming the notice of election of part-time status is given on or after January 1, 1997 and on or before 90 days prior to October 1, 1997 pursuant to Section 4.C(iii) of the 1989 Agreement, as amended, plus (ii) the retirement pay that would have been paid pursuant to Section 4.I of the 1989 Agreement, as amended, into an annuity. The annuity shall be calculated in accordance with the Company's retirement plan actuarial factors, and the Employee shall elect the type of annuity (joint or single life). If no election is made, the annuity will be computed as if a 100% joint annuity had been elected by the Employee.





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5.        RESTRICTIVE COVENANTS.

          A. Covenant Not to Compete. At all times during the term of his employment hereunder and for a period of two years after the termination of such employment, however such termination may be brought about, the Employee will not in any capacity, including, without limitation, as owner, principal, agent, partner, employee, consultant, distributor, dealer, contractor, investor, lender, broker or trustee or through any corporation, partnership, association or other entity, engage, directly or indirectly, in any business or commercial activity engaged in by the Company or any Affiliate; provided that:

                    (i) during the term of the Employee's employment, whether he is on active or inactive status, the foregoing restriction shall not be limited in geographical scope;

                    (ii) after the termination of the Employee's employment, the foregoing restriction shall apply only within 100 miles of

                               (a)       the principal place of business of
                                         the Company,

                               (b) the principal place of business of any Affiliate of which the Employee is an officer or director at the termination of active status under this Agreement, and

                               (c) any other geographic location in which the Employee has specifically represented the interests of the Company or any Affiliate during the twelve months prior to the termination of active status under this Agreement; and





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                    (iii)      the Employee may be the owner of up to 1% of the
                               outstanding capital stock of any publicly traded corporation.

          B. No Solicitation. The Employee agrees that during the term of his employment hereunder and for a period of two years after the termination of his employment hereunder, he will not directly or indirectly (i) induce, canvass, solicit, request or advise any customers of the Company or any Affiliate to patronize any other entity or to withdraw, curtail or cancel any business with the Company or any Affiliate; (ii) disclose to any other person, firm or corporation the names or addresses of any of the customers of the Company or any Affiliate; (iii) pursue or prescript for his own use or benefit or for the use or benefit of any third party any business opportunity of the Company or any Affiliate of which he becomes or became aware during the term of his employment; or (iv) induce, canvass, solicit, request or advise any employees of the Company or any Affiliate to accept employment with any person, firm or business which competes with any business of the Company or any Affiliate; provided, however, that after termination of the Employee's employment, the restrictions in clause (i) of this Section 5B shall be limited to customers located within one or more of the 100 mile areas described in
                    Section 5A. The Employee further agrees that he shall not engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Company, any Affiliate or their management.





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          C.        Injunction.  If the provisions of this Section 5 are
                    violated, in whole or in part, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction to restrain and enjoin the Employee from such violation without prejudice to any other remedies the Company may have at law or in equity.

          D.        Reformation.  In the event that the provisions of this
                    Section 5 should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable law, the Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by applicable law.

6.        CONFIDENTIAL INFORMATION - INTELLECTUAL PROPERTY.

          A. Confidentiality. The Employee recognizes and acknowledges that he will have access to various confidential or proprietary information concerning the Company and its Affiliates of a special and unique value which may include, without limitation, (i) books and records relating to operation, finance, accounting, sales, personnel and management, (ii) policies and matters relating particularly to operations such as customer service requirements, costs of providing service and equipment, operating costs and pricing matters, and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the "Protected Information").

          B. No Disclosure. The Employee agrees, therefore, that he will not at any time, either while employed by the





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                    Company or afterwards, knowingly make any independent use
                    of, or knowingly disclose to any other person or organization (except as authorized by the Company or required by law), any of the Protected Information.

          C. Injunction. In the event of a breach or threatened breach by the Employee of the provisions of this Section 6, the Employee agrees that the Company shall be entitled to a temporary restraining order or a preliminary injunction (without the necessity of the Company posting any bond in connection therewith) restraining the Employee from using or disclosing, in whole or in part, such Protected Information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

          D. Intellectual Property. The Employee shall disclose promptly to the Company any and all conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by the Employee solely or jointly with another during the period of employment on active or inactive status or within one year thereafter and which pertain primarily to the material business activities of the Company, and the Employee hereby assigns and agrees to assign all his interests therein to the Company or to its nominee; whenever requested to do so by the Company, the Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters of Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries,





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                    whether patentable or not, conceived, made or acquired by
                    the Employee during the period of employment on active or inactive status or within one year thereafter, and shall be binding upon the Employee's assigns, executors, administrators and other legal representatives.

7.        EMPLOYEE CONDUCT.

          A. Certain Payments. The Employee represents and agrees with the Company that he will make no disbursement or other payment of any kind or character out of the compensation paid or expenses reimbursed to him pursuant hereto or with any other fund which contravenes, in any material respect, any policy of the Company or, in any material respect, any applicable statute or rule, regulation or order of any jurisdiction, foreign or domestic. The Employee further agrees to indemnify and save harmless the Company from any liabilities, obligations, claims, penalties, fines, expenses or losses resulting from any unauthorized or unlawful acts of the Employee which contravene in any material respect any policy of the Company or any statute, rule, regulation or order of any jurisdiction, foreign or domestic, applicable to the Employee or the Company.

          B. Company Policy. The Employee acknowledges that he has been furnished with a current copy of the policy and procedures manual of the Company, that he has read and understands such policies and procedures set forth in such manual (and will read and become familiar with any revisions or supplements to this manual), that he understands such policies and procedures are applicable to the Employee in the performance of his duties and job performance for the Company and that he agrees to observe in all material respects the Company's policies





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                    and procedures in the conduct by the Employee of his
                    employment duties for the Company.

          C. Cooperation. The Employee agrees to disclose honestly and fully all information and documentation in his possession concerning all transactions or events relating to or affecting the Company or any Affiliate as and to the extent such information or documentation is requested by the Company or the authorized representatives thereof.

8.        GENERAL PROVISIONS.

          A. Partial Invalidity. In case any one or more of the provisions of this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and (ii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          B. Entire Agreement. The Employee acknowledges this Agreement is the entire agreement governing the Employee's relationship with the Company.

          C. Amendment. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by the Employee and by a person duly authorized by the Compensation Committee.

          D. Assignment. No right to or interest in any compensation or reimbursement payable hereunder shall be assignable or divisible by the Employee.





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          E.        Headings.  The headings of sections and subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          F. Choice of Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Texas.

          G. Merger, etc. This Agreement may not be assigned, partitioned, subdivided, pledged, or hypothecated in whole or in part without the express prior written consent of the Employee and the Company. This Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of the Company, or by any merger or consolidation wherein the Company is not the surviving corporation, or by any transfer of all or substantially all of the Company's assets on a consolidated basis. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or to the corporation to which such assets shall be transferred.

9.        NOTICES.

          Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, postage prepaid, and mailed to the addressee's address set forth herein, and any notice given to the Company shall be addressed to the Secretary of the Company.





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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first set forth above.


                                             /s/ William D. Ruckelshaus
                                        ----------------------------------------
                                                 (Employee's Signature)


                                        BROWNING-FERRIS INDUSTRIES, INC.

                                        By:       /s/ Gerald Grinstein
                                            ------------------------------------
                                                      Gerald Grinstein
                                              Chairman, Compensation Committee

                                                        P.O. Box 3151
                                                    Houston, Texas  77253









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